Exhibit 5.1
December 1, 2009
Diamond Foods, Inc.
600 Montgomery Street, 17th Floor
San Francisco, California 94111

Re:	Diamond Foods, Inc.
Registration Statement on Form S-3
Ladies and Gentlemen:
     We have examined the Pre-effective Amendment No. 2 to Registration Statement on Form S-3 (File No. 333-162221) (“Registration Statement”) filed by Diamond Foods, Inc., a Delaware corporation (“Company”), with the U.S. Securities and Exchange Commission (“Commission”), on September 30, 2009, in connection with the registration under the Securities Act of 1933, as amended (“Securities Act”), of the proposed issuance and sale, from time to time, by the Company of its (a) shares of Common Stock, par value $0.001 per share (“Common Stock”), and the associated preferred share purchase rights related to the Common Stock issuable pursuant to the Rights Agreement, dated as of April 29, 2005, between the Company and EquiServe Trust Company, N.A., as Rights Agent (“Rights”), (b) shares of Preferred Stock, in one or more series, par value $0.001 per share (“Preferred Stock”), (c) secured or unsecured debt securities of the Company, in one or more series (“Debt Securities”), and (d) warrants to purchase Common Stock, Preferred Stock or Debt Securities (“Warrants,” and together with the Common Stock and associated Rights, the Preferred Stock and the Debt Securities, the “Securities”), having a maximum aggregate public offering price of up to Two Hundred Fifty Million Dollars ($250,000,000) (or the equivalent in one or more foreign currencies). The Securities may be sold from time to time by the Company as set forth in the Registration Statement, the prospectus contained therein (“Prospectus”) and the supplements to the Prospectus (“Prospectus Supplements”). We have assumed that if any Debt Securities are issued, they will only be issued pursuant to an indenture between the Company and Wells Fargo Bank (“Trustee”) in the form filed with the Registration Statement as an exhibit.
     In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:
(1)	a copy of the Company’s First Amended and Restated Certificate of Incorporation as filed with the Delaware Secretary of State on July 15, 2005;

(2)	a copy of the Company’s Restated Bylaws, in the form filed with the Commission as an exhibit to Form S-1 on March 25, 2005, certified by one or more of the

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December 1, 2009

Company’s officers as being complete and in full force and effect as of the date of this opinion;

(3)	a copy of the Rights Agreement, dated as of April 29, 2005, between the Company and EquiServe Trust Company, N.A., as Rights Agent (“Rights Agreement”), in the form filed with the Commission as an exhibit to Form S-1 on May 3, 2005, certified by one or more of the Company’s officers as being in full force and effect as of the date of this opinion;

(4)	the Registration Statement, together with the exhibits filed as a part thereof, including: the forms of Senior Indenture, Senior Debt Security, Subordinated Indenture and Subordinated Debt Security; and the forms of certificates of Common Stock and Preferred Stock, and the standard debt securities and warrant provisions;

(5)	the Prospectus;

(6)	the resolutions of the Company’s Board of Directors (“Board”) adopted at a meeting of the Board on September 22, 2009 approving the filing of the Registration Statement and, subject to future action by the Board or a committee thereof, the sale and issuance of the Securities;

(7)	a statement from the Company as of December 1, 2009 as to the number of (i) outstanding shares of capital stock, (ii) issued and outstanding options, warrants and rights to purchase capital stock, and (iii) any additional shares of capital stock reserved for future issuance in connection with the Company’s stock option and stock purchase plans and all other plans, agreements or rights;

(8)	the following stock records of the Company: list of outstanding options dated December 1, 2009; and a statement from the Company’s transfer agent as to the number of issued and outstanding shares of Common Stock and Preferred Stock as of November 30, 2009; and

(9)	a “Management Certificate” addressed to us and dated of even date herewith executed by the Company with respect to certain factual matters (“Management Certificate”).
     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any documents reviewed by us. We have also assumed that certificates or instruments representing the Securities will have been properly signed by authorized officers

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December 1, 2009

of the Company or their agents, properly authenticated in accordance with the terms of such Securities and delivered to the intended recipients with the intent that the Company be bound thereby and that any Securities consisting of Rights, Debt Securities or Warrants, at the time of execution, authentication, issuance and delivery of thereof will be, a valid and legally binding obligation of parties thereto other than the Company.
     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information included in the documents referred to above and the representations and warranties made by representatives of the Company to us, including, but not limited to, those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.
     We are admitted to practice law in the State of California, and this opinion is rendered only with respect to, and no opinion is expressed herein concerning the application or effect of the laws of any jurisdiction other than, (i) the existing laws of the United States of America, (ii) the existing laws of the State of California, (iii) the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions interpreting these laws, and (iv) solely with respect to whether or not the Debt Securities are the valid and binding obligations of the Company, the existing laws of the State of New York.
     In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of the Securities, the Registration Statement and any amendments (including any necessary post-effective amendments) will have been declared effective under the Securities Act of 1933, as amended, that no order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission, that the registration will apply to the Securities and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of the Securities. We have also assumed that the final terms of any Security to be established subsequent to the date hereof, the issuance and delivery of such Security and the compliance by the Company with the terms of such Security will have been approved by the Board and will not violate any applicable law (including, without limitation, any law relating to usury) or result in a violation of any provision of any restriction imposed by any court or governmental body having jurisdiction over the Company. In giving the opinion with respect to the Rights, we have assumed that California law applied notwithstanding the choice of Delaware law under the Rights Agreement
     The Company has informed us that it intends to issue the Securities from time to time on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing this opinion on our understanding that, prior to issuing any of the Securities, the Company will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the Registration

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Statement, the Prospectus and the applicable supplement to the Prospectus, as then in effect) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Securities. However, we undertake no responsibility to monitor the Company’s future compliance with applicable laws, rules or regulations of the Commission or other governmental body. In particular, we assume that the Company will obtain the requisite approval of its stockholders if required by the laws of the State of Delaware, or if necessary because the Company does not have a sufficient number of authorized but unissued and unreserved shares of Common Stock and/or Preferred Stock at the time of each issuance of Securities and will amend its Certificate of Incorporation to increase the authorized number of shares of its Common Stock and/or Preferred Stock in such event. We also assume the Company will timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time.
     This opinion is qualified by, and is subject to, and we render no opinion with respect to, the following limitations and exceptions to the enforceability of the Rights, Debt Securities and the Warrants to purchase Debt Securities:
(1)	the effect of the laws of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, and other similar laws now or hereinafter in effect relating to or affecting the rights and remedies of creditors;

(2)	the effect of general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, public policy and unconscionability, and the possible unavailability of specific performance, injunctive relief, or other equitable remedies, regardless of whether considered in a proceeding in equity or at law;

(3)	the effect of laws relating to usury or permissible rates of interest for loans, forbearances or the use of money to the extent that a party to the Debt Security or a Warrant to purchase Debt Securities, other than the Company, violates any such laws; and

(4)	the effect of provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to federal or state securities laws.
     Based upon the foregoing, we are of the opinion that:
          1. When (i) the issuance of the Debt Securities has been duly authorized by appropriate corporate action of the Company (including the Board and, if required, its stockholders) including reservation for future issuance of a sufficient number of authorized shares of Preferred Stock or Common Stock into which such Debt Securities may be convertible, (ii) an indenture relating to such Debt Securities in the form filed with the Registration Statement as an exhibit has been duly authorized and validly executed and delivered by each of the

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Company and the Trustee, (iii) the form and terms of the Debt Securities have been duly established in accordance with the indenture pursuant to resolutions duly adopted by the Board and as set forth in an officer’s certificate or supplemental indenture duly authorized by the Board and duly executed by an authorized officer of the Company, and (iv) instruments representing such Debt Securities have been duly executed and authenticated in accordance with the terms of the appropriate indenture and issued, sold and delivered (A) in the manner and for the consideration approved by the Board and, if required, the stockholders and as stated in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto (as amended as of the date of such issuance, sale and delivery) and any applicable definitive purchase, underwriting or similar agreement, and (B) if upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board and for the consideration approved by the Board and provided for in the terms of such Security, then the Debt Securities will be duly authorized and will constitute valid and binding obligations of the Company.
          2. When (i) appropriate corporate action has been taken by the Company (including the Board and, if required, its stockholders) regarding the creation of a particular series of the Preferred Stock, including (A) the authorization of the execution and filing of a certificate of designation conforming to the Delaware General Corporation Law regarding such series of the Preferred Stock (“Certificate of Designation”) with the Delaware Secretary of State and (B) the filing of the Certificate of Designation with the Delaware Secretary of State, (ii) shares of such series of the Preferred Stock have been issued and the issuance has been duly authorized by appropriate corporate action of the Company (including, if required, its stockholders), and (iii) certificates representing the shares of Preferred Stock have been duly executed by the Company, countersigned, registered, sold and delivered (x) in the manner and for the consideration approved by the Board and, if required, the stockholders (which consideration is not less than the par value of the Preferred Stock) and as stated in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto (as amended as of the date of such issuance, sale and delivery) and the applicable definitive purchase, underwriting or similar agreement, (y) if upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board and for the consideration approved by the Board and provided for in the terms of such Security (which consideration is not less than the par value of the Preferred Stock), and (z) in accordance with the terms of the particular series as established by the Board or a duly authorized committee of the Board, then the shares of Preferred Stock will be validly issued, fully paid and non-assessable.
          3. When (i) the issuance of the shares of Common Stock has been duly authorized by appropriate corporate action of the Company (including the Board and, if required, its stockholders) and (ii) such shares of Common Stock have been issued and the certificates representing shares of Common Stock have been duly executed by the Company, countersigned, registered, sold and delivered (A) in the manner and for the consideration approved by the Board and, if required, the stockholders (which consideration is not less than the par value of the

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Common Stock) and as stated in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto (as amended as of the date of such issuance, sale and delivery) and the applicable definitive purchase, underwriting or similar agreement, and (B) if upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board and for the consideration approved by the Board and provided for in the terms of such Security (which consideration is not less than the par value of the Common Stock), then the shares of Common Stock will be validly issued, fully paid and non-assessable, and the Rights associated with the shares of Common Stock will be duly authorized, and will be valid and binding obligations of the Company.
          4. When (i) the issuance of Warrants has been duly authorized by appropriate corporate action of the Company (including the Board and, if required, its stockholders), including reservation for future issuance of a sufficient number of authorized shares of Preferred Stock or Common Stock into which such Warrants may be exercisable, if and as applicable, (ii) a debt warrant agreement or stock warrant agreement, as the case may be, relating to such Warrants in the form filed as an exhibit to the Registration Statement has been duly authorized and validly executed and delivered by the Company and, if applicable, the warrant agent appointed by the Company, and (iii) such Warrants have been duly executed and authenticated in accordance with the terms of the appropriate agreement and issued, sold and delivered in the manner and for the consideration approved by the Board and as stated in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto (as amended as of the date of such issuance, sale and delivery) and any applicable definitive purchase, underwriting or similar agreement, then the Warrants will be duly authorized, and will be valid and binding obligations of the Company.
     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and, provided that the conditions set forth in this letter are satisfied, any amendments or supplements thereto. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act or by the rules and regulations promulgated thereunder.
     This opinion is intended solely for use in connection with the issuance and sale of Securities subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion speaks as of the date first set forth above and we assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether, or not such occurrence would affect or modify the opinions expressed herein.
Very truly yours,
/s/ FENWICK & WEST LLP